     As filed with the Securities and Exchange Commission on July 31, 2002.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           FIRST ALBANY COMPANIES INC.
               (Exact name of issuer as specified in its charter)

              New York                                     22-2655804
      (State of Incorporation)                           (I.R.S. Employer
                                                         Identification No.)

                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
          (Address and telephone number of principal executive offices)

                           FIRST ALBANY COMPANIES INC.
                          2001 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                              Stephen P. Wink, Esq.
                          Secretary and General Counsel
                           First Albany Companies Inc.
                               30 S. Pearl Street
                           Albany, New York 12207-1599
                                 (518) 447-8500
            (Name, address and telephone number of agent for service)

                                   Copies to:
                       Milbank, Tweed, Hadley & McCloy LLP
                            One Chase Manhattan Plaza
                            New York, New York 10005
                                 (212) 530-5000
                       Attention: Howard S. Kelberg, Esq.

                         CALCULATION OF REGISTRATION FEE


 Title of Securities to      Amount to be     Proposed Maximum Offering       Proposed Maximum           Amount of
     be Registered          Registered (1)       Price Per Share (2)      Aggregate Offering Price    Registration Fee
 ----------------------      ------------     -------------------------   ------------------------    ----------------

Common Stock (par value    1,200,000 shares         $4.8203                    $5,784,375.00               $532.16
    $.01 per share)

(1) This Registration Statement covers the shares of Common Stock issuable upon exercise of all stock options or covered under other awards granted pursuant to the 2001 Long-Term Incentive Plan, plus any additional shares of Common Stock which will become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average price of Common Stock on the NASDAQ National Exchange on July 25, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

         2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2001.

         3. The description of the Registrant's Capital Stock contained in the registration statement on Form 8A filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 6.07 of this Registrant's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

         Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721-727), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index attached.

ITEM 9.  UNDERTAKINGS.

         (1)      The Registrant hereby undertakes:

                  (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         Provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the above-mentioned provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York, on July 31, 2002

                                     FIRST ALBANY COMPANIES INC.


                                     By:      /s/ George C. McNamee
                                         -------------------------------
                                              George C. McNamee
                                              Chairman, Co-Chief Executive
                                              Officer

                                POWER OF ATTORNEY

         Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints George C. McNamee and Alan P. Goldberg, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirement of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated below.

           SIGNATURE                                  TITLE

           /s/ George C. McNamee                      Director, Chairman and Co-Chief Executive
           --------------------------                 Officer
           George C. McNamee                          (Principal Executive Officer)

           /s/ Alan P. Goldberg                       Director, President and Co-Chief Executive
           --------------------------                 Officer
           Alan P. Goldberg

           /s/ Steven R. Jenkins                      Chief Financial Officer
           --------------------------                 (Principal Accounting Officer)
           Steven R. Jenkins

           /s/ J. Anthony Boeckh                      Director
          --------------------------
           J. Anthony Boeckh

           /s/ Walter Fiederowicz                     Director
          --------------------------
           Walter Fiederowicz

           /s/ Hugh A. Johnson, Jr.                   Director and Senior Vice President
          --------------------------
           Hugh A. Johnson, Jr.

           /s/ Daniel V. McNamee, III                 Director
          --------------------------
           Daniel V. McNamee, III

           /s/ Charles L. Schwager                    Director
          --------------------------
           Charles L. Schwager

           /s/ Benaree P. Wiley                       Director
          --------------------------
           Benaree P. Wiley

                                                   EXHIBIT INDEX


Exhibit No.                         Description

5                                   Opinion of Milbank, Tweed, Hadley & McCloy
                                    LLP as to the legality of the Registrant's
                                    Common Stock.

23(a)                               Consent of Milbank, Tweed, Hadley & McCloy
                                    LLP (included in the Opinion filed as
                                    Exhibit 5 hereto).

23(b)                               Consent of PricewaterhouseCoopers LLP,
                                    independent auditors.

24                                  Power of Attorney (set forth on the
                                    signature page hereof).

99(a)                               First Albany Companies Inc. 2001 Long-Term
                                    Incentive Plan.